Exhibit 10.1

AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of April 25, 2024, by and between Learn CW Investment Corporation, a Cayman Islands exempted company (the “Company”), and U.S. Bank, National Association, a national banking association organized and existing under the laws of the United States of America (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on October 12, 2021, the Company consummated its initial public offering of units of the Company (the “Units”), each of which consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Ordinary Share (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $232,300,000 of the net proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of October 12, 2021, by and between the Company and the Trustee (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect the amendment to the Original Agreement contemplated by this Amendment.

NOW,  THEREFORE, in consideration of  the mutual agreements contained herein and other good  and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Amendment to Trust Agreement.

(a)
Section 1(c) of the Original Agreement is hereby amended and restated to read in their entirety as follows:

1.
Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(c)          In a timely manner, upon the written direction of the Company, to (i) hold funds uninvested, (ii) hold funds in an interest-bearing bank demand deposit account, or (iii) invest and reinvest, in its discretion, the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration. The written direction of the Company referenced above shall constitute conclusive evidence that the investment is permitted under this Agreement.

2.
Miscellaneous Provisions.

(a)          Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

U.S. BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

LEARN CW INVESTMENT CORPORATION

By:	/s/ Robert Hutter
Name:	Robert Hutter
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Investment Management Trust Agreement